EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements (Form S-8s No. 333-88848 and 333-128924 and Form S-3s No. 333-133114, 333-126338, 333-114913, 333-111943, 333-109757, 333-91568, 333-81338 and 333-60664) of AdStar, Inc. of our report, dated March 11, 2007, relating to the consolidated financial statements of AdStar, Inc. which report appears in the 2006 Annual Report on Form 10-KSB of AdStar, Inc.
/S/ HOLTZ RUBENSTEIN REMINICK LLP
Holtz Rubenstein Reminick LLP
New York, New York
March 30, 2007